SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


 Date of Report (Date  of earliest event reported):  December 4, 1996

                           STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

            LOUISIANA                0-19508               72-0693290
(State or other jurisdiction    (Commission            (I.R.S. Employer
        of incorporation)          File Number)        Identification No.)

                        110 Veterans Memorial Boulevard
                           Metairie, Louisiana  70005
              (Address of principal executive offices) (Zip Code)

                                 (504) 837-5880
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On December 4, 1996 the Company issued the following press release.

     CONTACT:

         Ronald H. Patron
         Stewart Enterprises, Inc.
         110 Veterans Boulevard
         Metairie, Louisiana 70005
         504/837-5880

                                                   FOR IMMEDIATE RELEASE


     STEWART ENTERPRISES OFFERS $100 MILLION OF 6.70% NOTES DUE 2003



     Metairie,  Louisiana,  December  4,  1996. . . Stewart Enterprises,

     Inc. (Nasdaq NMS: STEI) announced today  that it is offering to the

     public  a  total  of  $100 million of 6.70% Notes  due  2003.   The

     offering  is being underwritten  by  NationsBanc  Capital  Markets,

     Inc., Bear,  Stearns & Co., Inc. and Citicorp Securities, Inc.  The

     Company intends  to  use  the  net  proceeds of approximately $99.2 million from the offering to reduce the balances outstanding on one or more of its four revolving credit facilities, which amounts will then  become  available  to  the Company  to  fund  its  continuing acquisition program and for general corporate purposes.  Closing is scheduled for December 9, 1996.



     Founded in 1910, Stewart Enterprises,  Inc.  is  the  third largest provider  of  products  and services in the death care industry  in

     North America, currently owning and operating 299 funeral homes and

     120 cemeteries in 21 states,  Puerto  Rico,  Mexico, Australia, New

     Zealand and Canada.






Item 7.  Financial Statements and Exhibits

     (c)Exhibits

1.1 Underwriting Agreement dated December 4, 1996 between the Company and each of the underwriters named therein

4.1 Indenture dated as of December 1, 1996 between the Company and Citibank, N.A. as Trustee

4.2  Form of Note

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          STEWART ENTERPRISES, INC.




December 5, 1996                          /s/ KENNETH C. BUDDE
                                          ___________________________
                                          Kenneth C. Budde
                                          Senior Vice President-Finance
                                          Secretary and Treasurer
                                          (Principal Accounting Officer)

                             EXHIBIT INDEX


1.1 Underwriting Agreement dated December 4, 1996 between the Company and each of the underwriters named therein

4.1 Indenture dated as of December 1, 1996 between the Company and Citibank, N.A. as Trustee

4.2  Form of Note